UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2016

Viking Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37355	46-1073877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12340 El Camino Real, Suite 250, San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 704-4660

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 20, 2016, Viking Therapeutics, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Maxim Group LLC, as sales agent (“Maxim”), pursuant to which the Company may offer and sell, from time to time, through Maxim (the “Offering”), up to 3,748,726 shares (the “Shares”) of its common stock, par value $0.00001 per share (“Common Stock”).  Any Shares offered and sold in the Offering will be issued pursuant to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on June 20, 2016 (the “Form S-3”) and the prospectus relating to the Offering that forms a part of the Form S-3, following such time as the Form S-3 is declared effective by the SEC.  The number of shares of Common Stock eligible for sale under the Distribution Agreement will be subject to the limitations of General Instruction I.B.6 of Form S-3.

Subject to the terms and conditions of the Distribution Agreement, Maxim will use its commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions. Under the Distribution Agreement, Maxim may sell the Shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on the Nasdaq Capital Market, on any other existing trading market for the Common Stock or to or through a market maker.  Maxim may also sell Shares in privately negotiated transactions, provided that Maxim receives the Company’s prior written approval.

The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Distribution Agreement. The Offering will terminate upon the earlier of (a) the sale of all of the Shares, (b) the termination by the mutual written agreement of Maxim and the Company, or (c) one year from the date that the Form S-3 is declared effective by the SEC.

Under the terms of the Distribution Agreement, Maxim will be entitled to a commission at a fixed rate of 3.0% of the gross sales price of Shares sold under the Distribution Agreement.  The Company will also reimburse Maxim for certain expenses incurred in connection with the Distribution Agreement, and agreed to provide indemnification and contribution to Maxim with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The Company intends to use the net proceeds from any “at-the-market” offering for working capital and general corporate purposes, which may include, without limitation, supporting asset growth, engaging in acquisitions or other business combinations or repaying debt.

The foregoing description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Distribution Agreement, a copy of which was filed as Exhibit 1.2 to the Form S-3 and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
10.1

Equity Distribution Agreement, dated as of June 20, 2016, by and between Viking Therapeutics, Inc. and Maxim Group LLC (previously filed on June 20, 2016 as Exhibit 1.2 to the Company’s Registration Statement on Form S-3 and incorporated by reference herein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Therapeutics, Inc.

Date: June 20, 2016	By:	/s/ Brian Lian, Ph.D.
Brian Lian, Ph.D.
President and Chief Executive Officer

Exhibit Index

Exhibit No	Description
10.1

Equity Distribution Agreement, dated as of June 20, 2016, by and between Viking Therapeutics, Inc. and Maxim Group LLC (previously filed on June 20, 2016 as Exhibit 1.2 to the Company’s Registration Statement on Form S-3 and incorporated by reference herein).